UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18, 2013

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2013, Mr. John R. Kemp III submitted a letter of resignation to the Board of Directors (the “Board”) of Kosmos Energy Ltd. (the “Company”). Mr. Kemp resigned as a Director and the Chairman of the Board of the Company effective upon the appointment of his successor as Chairman of the Board. Mr. Kemp has been a Director of the Company since 2011 (and Director of the Company’s predecessor Kosmos Energy Holdings from 2005 until 2011) and Chairman of the Board since January 2011, shortly before the Company completed its initial public offering.

In his letter of resignation, Mr. Kemp confirmed his support for the Board and the Company’s management team, and confirmed that his resignation as Director and Chairman is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Further details regarding Mr. Kemp’s resignation as Director and Chairman of the Board are contained in a press release issued by the Company on July 18, 2013, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements And Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2013
KOSMOS ENERGY LTD.

	By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Executive Vice President and Chief Financial Officer

EXHIBIT LISTING

Exhibit No.	Description
99.1	Press Release dated July 18, 2013